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                                                                    EXHIBIT 99.5


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         Please mark, sign and date this Proxy and return it promptly using the enclosed reply envelope.
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                                     PROXY

                                TIME WARNER INC.

             Proxy Solicited on Behalf of the Board of Directors of
         Time Warner Inc. for the Special Meeting on [          ], 2000


     The undersigned hereby constitutes and appoints Christopher P. Bogart, Joseph A. Ripp and John A. LaBarca, and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Special
Meeting of Stockholders of TIME WARNER INC. on [               ], 2000, and any
adjournment thereof, and to vote on the matters indicated all the shares of Preferred Stock which the undersigned would be entitled to vote if personally present.

     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal 1.


----------------  -------------------------  ----------------
 Name of Holder   Series of Preferred Stock  Number of Shares


     The Time Warner Inc. Board of Directors recommends a vote FOR proposal 1.
                                                               ---

1.   Approval of the Second Amended and Restated Agreement and Plan of Merger.

                   FOR  [ ]    AGAINST   [ ]   ABSTAIN  [ ]

2. In their discretion, upon such other matters as may properly come before the meeting.

Please check this box if you plan to attend the meeting.  [ ]


                                           Receipt is hereby acknowledged of the
                                           Time Warner Inc. Notice of Special
                                           Meeting and Joint Proxy Statement-
                                           Prospectus.

                  Signature(s)
                                -------------------------------------

                                -------------------------------------   -------
                         Note:  Please sign exactly as name              Date
                                appears hereon.  When signing as
                                attorney, officer, administrator
                                or trustee, please give full title as
                                such.
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The undersigned hereby instructs Fidelity, as Trustee, to vote as follows by proxy at the Special Meeting of Stockholders of Time Warner Inc. to be held on
[        ], 2000 and at any adjournment thereof, the undersigned's proportionate interest in the shares of Time Warner Common Stock held in the Time Warner Common Stock fund under each of the Plans.

Please vote by filling in the appropriate boxes.

                                      ---

1. Approval of the Second Amended and Restated Agreement and Plan of Merger.

                   FOR  [ ]    AGAINST   [ ]   ABSTAIN  [ ]

2. To grant discretionary voting authority to management persons regarding such other matters as may properly come before the meeting.

Please check this box if you plan to attend the meeting.   [ ]

                      PLEASE SIGN AND DATE ON REVERSE SIDE